Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on Form S-8, No. 33-52389 on Form S-8, No. 33-55629 on Form S-8, No. 333-32977 on Form S-8, No. 333-37145 on Form S-8, No. 333-79921 on Form S-8, No. 333-38174 on Form S-8, No. 333-53502 on Form S-8, No. 333-90954 on Form S-8, No. 333-97005 on Form S-8, No. 333-105914 on Form S-8 and No. 333-86955 on Form S-3 of our reports dated March 28, 2005, relating to the financial statements of AnnTaylor Stores Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 2), and management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended January 29, 2005.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

New York, NY

March 31, 2005